Exhibit 99.4

HealthLynked Corp. Secures $585,000 in Paycheck Protection Program (PPP) Loans

Naples, FL May 12, 2020 – HealthLynked Corp. (OTCQB: HLYK), a global healthcare network focused on care management of its members and a provider of healthcare technologies that connects doctors, patients and medical data, today announced that it has received funding under the Paycheck Protection Program (PPP). The PPP loans, administered by the U.S. Small Business Administration and processed through Wells Fargo Bank, were issued under the recently enacted Coronavirus Aid, Relief, and Economic Security Act, also known as the CARES Act.

HealthLynked Corp. and its subsidiaries received a total of $585,000 in proceeds from PPP loans. The loans bear interest at 1% per annum and mature in May 2022. Principal and interest payments are deferred for the first six months of the loans. Pursuant to the terms of the PPP, principal amounts may be forgiven if loan proceeds are used for qualifying expenses as described in the CARES Act, including costs such as payroll, benefits, employer payroll taxes, rent and utilities. The company plans to use the proceeds for payroll costs and other permitted expenses.

George O’Leary, Chief Financial Officer of HealthLynked Corp., said, “We are grateful to the current administration for recognizing that small businesses are at the heart of the American economy. Our medical staffs have been hard at work caring for patients during the COVID-19 pandemic. We have also been focused on providing information with our COVID-19 Tracker to keep our patient members safe and fully informed during this unprecedented time.” Mr. O’Leary continued, “We are also grateful to Wells Fargo Bank for their support as we use the proceeds of these loans to do our part in keeping Collier and Lee Counties, where our medical practices continue to safely see our patients. The liquidity provided by these loans enables us to maintain our staffing levels to minimize business disruption and meet the needs of our patients. We expect to meet the terms of the PPP, thereby enabling the federal government to ultimately forgive these loans.”

About HealthLynked Corp.

HealthLynked Corp. provides a solution for both patient members and providers to improve healthcare through the efficient exchange of medical information. The HealthLynked Network is a cloud-based platform that allows members to connect with their healthcare providers and take more control of their healthcare. Members enter their medical information, including medications, allergies, past surgeries and personal health records, in one convenient online and secure location, free of charge. Participating healthcare providers can connect with their current and future patients through the system. Benefits to in-network providers include the ability to utilize the HealthLynked patent pending patient access hub “PAH” for patient analytics. Other benefits for preferred providers include HLYK marketing tools to connect with their active and inactive patients to improve patient retention, access more accurate and current patient information, provide more efficient online scheduling and to fill last minute cancelations using our “real time appointment scheduling” all within our mobile application. Preferred providers pay a monthly fee to access these HealthLynked services. For additional information about HealthLynked Corp. visit www.healthlynked.com and connect with HealthLynked on Twitter, Facebook, and LinkedIn.

Forward Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, including as a result of any acquisitions, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by our management, and us are inherently uncertain. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Certain risks and uncertainties applicable to our operations and us are described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and in other filings we have made with the U.S. Securities and Exchange Commission. These reports are publicly available at www.sec.gov.

Contacts:

George O’Leary

Chief Financial Officer

goleary@healthlynked.com

(800) 928-7144, ext. 99

Investor Relations Contacts:

Stephanie Prince

PCG Advisory Group

sprince@pcgadvisory.com

646-762-4518

Jim Hock
Hanover International Inc.
jh@hanoverintlinc.com

760-564-7400